UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2025

FS Specialty Lending Fund

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (IRS Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrants telephone number, including area code (215) 495-1150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Reorganization Closing

As previously announced, on April 22, 2025, the Board of Trustees (the “Board”) approved the conversion of FS Specialty Lending Fund (the “Predecessor Fund”) from a business development company to a closed-end fund registered under the Investment Company Act of 1940 (the “1940 Act”) through a merger of the Predecessor Fund (the “Reorganization”) with and into New FS Specialty Lending Fund (the “Fund”), a newly organized Delaware statutory trust registered under the 1940 Act as a closed-end fund, pursuant to an Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of April 22, 2025, among the Predecessor Fund, the Fund, and, for the limited purposes set forth therein, FS/EIG Advisor, LLC, the investment adviser to the Fund (the “Adviser”).

As previously announced, shareholders of the Predecessor Fund approved the Reorganization and the consummation of the related transactions contemplated by the Reorganization Agreement and certain related matters submitted to shareholders at a special meeting of shareholders held on September 26, 2024 and adjourned to October 14, 2025.

The Reorganization was completed on October 28, 2025. Following the Reorganization, the Fund changed its name to FS Specialty Lending Fund.

The Fund was a newly created shell entity that is registered under the 1940 Act as a closed-end fund, and the Reorganization was intended to effectuate the conversion of the Predecessor Fund from a business development company to closed-end fund registered under the 1940 Act.

The Fund intends to seek to list its common shares on the New York Stock Exchange (the “Proposed Listing”). The Proposed Listing is currently expected to occur in mid-November. However, the Proposed Listing is subject to many factors, including, but not limited to, market conditions and board of trustee approval. There can be no assurance that the Fund will be able to complete the Proposed Listing within the expected time frame or at all. Prior to the completion of the Proposed Listing, the Fund will operate as an unlisted closed-end fund.

Entry into Investment Advisory Agreement, Fee Waiver Agreement and Administration Agreement

In connection with the closing of the Reorganization, on October 28, 2025, the Fund entered into (i) an investment advisory agreement (the “Advisory Agreement”), (ii) a fee waiver agreement (the “Fee Waiver”) and (iii) an administration agreement (the “Administration Agreement.”), each between the Fund and the Adviser. Pursuant to the Advisory Agreement and the Administration Agreement, the Adviser will provide the same services to the Fund that it provided to the Predecessor Fund.

Pursuant to the Advisory Agreement, prior to the Proposed Listing, the Fund will pay a management fee consisting of a base management fee and an income incentive fee as follows:

•	a base management fee calculated at an annual rate of 1.75% of the Fund’s gross assets; and
•	an income incentive fee, calculated quarterly in arrears, equal to 20% of “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a hurdle rate of 6.5%, calculated as a rate of return on the Fund’s “adjusted capital,” defined as cumulative gross proceeds generated from sales of common shares of the Fund (including proceeds from the Fund’s distribution reinvestment plan), reduced for distributions from non-liquidating dispositions of the Fund’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Fund’s share repurchase program. Additionally, once the Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate of 1.625% (6.5% annualized), the Adviser will be entitled to a “catch-up” fee equal to the amount of the Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Fund’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. Thereafter, the Adviser will be entitled to receive 20.0% of the Fund’s pre-incentive fee net investment income.

Pursuant to the Advisory Agreement, after the Proposed Listing, the Fund will pay a management fee consisting of a base management fee and an income incentive fee as follows:

•	a base management fee calculated at an annual rate of 1.50% of the Fund’s gross assets; and
•	an income incentive fee, calculated quarterly in arrears, equal to 20% of “pre-incentive fee net investment income,” subject to a lower hurdle rate of 6.0%, calculated as a rate of return on the Fund’s net assets. Additionally, once the Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Fund’s pre-incentive fee net investment income for such quarter equals 1.875%, or 7.5% annually, of net assets. Thereafter, the Adviser will be entitled to receive 20.0% of the Fund’s pre-incentive fee net investment income.

The base management fee will be payable quarterly in arrears. The base management fee for any partial quarter will be appropriately pro-rated.

Pursuant to the Fee Waiver, the Adviser has contractually agreed to (i) waive a portion of the base management fee equal to 0.15% of the Fund’s gross assets and (ii) waive a portion of the income incentive fee, such that the Fund’s income incentive fee will be equal to 10% of “pre-incentive fee net investment income.” The Fee Waiver becomes effective upon the Proposed Listing and will remain in effect until the Fund ceases to be registered under the 1940 Act, unless sooner terminated with the written consent of the Board, including a majority of the Trustees who are not “interested persons” of the Fund or the Adviser, as defined in section 2(a)(19) of the 1940 Act.

Pursuant to the Administration Agreement, the Adviser will perform, or oversee the performance of, the Fund’s corporate operations and required administrative services, which includes being responsible for the financial records that the Fund is required to maintain and preparing shareholder reports and regulatory filings. In addition, the Adviser will assist the Fund in calculating its net asset value, oversee the preparation and filing of tax returns and the printing and dissemination of reports to Fund shareholders, and oversee the payment of Fund expenses and the performance of administrative and professional services rendered to the Fund by others. No separate fee is payable to Adviser pursuant to the Administration Agreement; however, the Fund will reimburse the Adviser for expenses related to the provision of administrative and operational services to the Fund.

Fund Name Change

Following the Reorganization, the Fund changed its name to FS Specialty Lending Fund.

Adviser Transaction

Concurrently with the closing of the Reorganization, Franklin Square Holdings, L.P. (“FS”) acquired EIG Asset Management, LLC’s interest in the Adviser (the “Adviser Transaction”). As a result of the closing of the Adviser Transaction on October 28, 2025, the Adviser became an indirect wholly-owned subsidiary of FS, and the Adviser changed its name to FS Specialty Lending Advisor, LLC. The Adviser personnel from FS who provided services to the Fund prior to the closing of the Adviser Transaction will continue to provide services to the Fund.

Item 8.01	Other Items.

The information in Item 1.01 of this Current Report on Form 8-K that is responsive to Item 8.01 is incorporated by reference into this Item 8.01.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Investment Advisory Agreement between the Fund and the Adviser

10.2	Fee Waiver Agreement between the Fund and the Adviser

10.3	Administration Agreement between the Fund and the Adviser

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS SPECIALTY LENDING FUND (formerly, NEW FS SPECIALTY LENDING FUND) as successor by merger to FS SPECIALTY LENDING FUND

Date: October 28, 2025	By:	/s/ Stephen S. Sypherd
	Name:	Stephen S. Sypherd
	Title:	General Counsel